UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2021

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On January 28, 2021, U.S. Gold Corp. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 914,136 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an offering price of $10.54 per share, for gross proceeds of approximately $9.6 million before the deduction of financial advisory fees and offering expenses. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-239062), which was initially filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2020 and was declared effective by the Commission on June 23, 2020 (the “Registration Statement”), and a related prospectus. The Company currently intends to use these proceeds for working capital purposes.

In a concurrent private placement (the “Private Placement”), the Company agreed to issue to the Purchasers, for each Share purchased in the Offering, a common warrant to purchase one-half share of Common Stock (the “Common Warrants”). The Common Warrants are exercisable six months following the date of issuance and terminate five years following the initial exercise date. The Common Warrants have an exercise price of $14.50 per whole share and are exercisable to purchase an aggregate of up to 457,068 shares of Common Stock. A holder of a Common Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Common Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder and may be exercised cashlessly if the shares of Common Stock underlying the Common Warrants are not registered.

Pursuant to the terms of the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalent for a period of 60 days following the date of the Purchase Agreement. In addition, subject to certain exceptions, the Company agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a variable rate transaction, as defined in the Purchase Agreement, until such time as no Purchaser holds any of the Common Warrants.

The closing of the Offering and the Private Placement is subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to occur on or around February 1, 2021. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On January 27, 2021, the Company entered into an amendment to that certain engagement agreement (“Engagement Agreement Amendment”) with Palladium Capital Group, LLC (“Palladium”), dated March 29, 2020, in connection with the Offering and the Private Placement, among other things. Pursuant to the Engagement Agreement Amendment, the Company has agreed to pay Palladium a cash fee equal to 8% of the aggregate gross proceeds received by the Company in the Offering and the Private Placement from investors introduced to the Company by Palladium. In addition, the Company has agreed to issue to Palladium warrants to purchase up to 23,245 shares of Common Stock (the “Palladium Warrants”). The Palladium Warrants are identical in all material respects to the Common Warrants. Neither the Palladium Warrants or the shares of Common Stock issuable upon the exercise of the Palladium Warrants are being registered under the Securities Act, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Palladium has represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act).

The description of terms and conditions of the Purchase Agreement and the Common Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement and the form of Common Warrant, which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and both of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Common Warrants, the shares of Common Stock issuable upon the exercise of the Common Warrants, the Palladium Warrants and shares of Common Stock issuable upon the exercise of the Palladium Warrants is incorporated herein by reference.

Item 8.01 Other Events.

On January 28, 2021, U.S. Gold Corp. issued a press release regarding the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Common Warrant.
10.1	Purchase Agreement.
99.1	Press Release, dated January 28, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2021	U.S. GOLD CORP.

	By:	/s/ Edward M. Karr
Edward M. Karr, Executive Chairman